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                                                                     EXHIBIT 1.3




                                   [FORM OF]
                    AGREEMENT RELATING TO PURCHASE OF NOTES



         THIS AGREEMENT dated as of _______ __ , 199__ (this "Agreement") by and between Coca-Cola Enterprises Inc. (the "Company") and [NEW AGENT] ("[NEW AGENT]") relates to the AMENDED AND RESTATED DISTRIBUTION AGREEMENT dated as of November 6, 1992 (the "Distribution Agreement"), by and among the Company, Salomon Brothers Inc ("Salomon Brothers") and Shearson Lehman Brothers Inc. ("Lehman Brothers" and together with Salomon Brothers, the "Original Agents").


                                R E C I T A L S

         WHEREAS, the Distribution Agreement was entered into in connection with the issue and sale by the Company of its Notes;

         WHEREAS, the Distribution Agreement provided for the sale of Notes by the Company to or through the Original Agents and reserved the Company's right to offer Notes for sale otherwise than through an Original Agent and to solicit and accept offers to purchase Notes through an agent other than an Original Agent;

         WHEREAS, the Company and [NEW AGENT] are entering into a Terms Agreement (the "Terms Agreement") whereby [NEW AGENT] agrees to buy from the Company, and the Company agrees to sell to [NEW AGENT], [AMOUNT] principal amount of [TYPES OF NOTES] (the "[NOTES]");

         WHEREAS, in accordance with the Distribution Agreement, the Company and [NEW AGENT] desire to enter into an agreement solely in connection with the purchase of the [NOTES] by [NEW AGENT] from the Company, which agreement contains terms and conditions with respect to such purchase which are substantially the same as the terms and conditions that would apply to such a purchase by the Original Agents pursuant to a Terms Agreement generally.

         NOW, THEREFORE, in consideration of the mutual promises and the mutual covenants made herein and in the Distribution Agreement and other valuable consideration and with the intent to be legally bound thereby, it is agreed as follows:

         1. Subject to the terms and conditions set forth or incorporated herein and in the Terms Agreement, the Company hereby appoints [NEW AGENT] as agent with respect to the resale to others of the [NOTES] to be purchased from the Company by [NEW AGENT] as principal pursuant to the Terms Agreement. [NEW AGENT] is authorized to utilize a selling or dealer group in connection with the resale of the [NOTES] to others. The Company and [NEW AGENT] agree that the obligation of [NEW AGENT] to purchase the [NOTES] pursuant to the Terms Agreement is subject to the accuracy of the representations and warranties of the Company set forth or incorporated herein, to the accuracy of the statements of the Company's officers made in any certificate which may be required pursuant to the provisions hereof or of the Terms Agreement, and to the performance and observance by the Company of all of its covenants and agreements set forth or incorporated herein. Capitalized terms not otherwise defined herein shall have the meanings given such terms in the Distribution Agreement.

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         2.      This Agreement incorporates the terms and provisions of
Sections 2, 3(b) and (c), 4(a) through (i), 7(b) through (d) (including the applicable portions of Sections 5(a) through (c) referred to therein), 8 through 11, 12(b) and (c), 15, 17 and 18 of the Distribution Agreement and the related definitions solely in connection with the purchase by [NEW AGENT] of the [NOTES] pursuant to the Terms Agreement, and each party hereto acknowledges and agrees to be bound by such terms and provisions. Notwithstanding the above incorporation of the terms and provisions of Section 4(a) through (i) and
Section 7(b) through (d) of the Distribution Agreement into this Agreement, the Company, for purposes of this Agreement, shall be required to comply with the provisions of Section 4(a) through (f) and with the provisions of Section 7(b) through (d) of the Distribution Agreement only during the period from the date hereof through the Settlement Date with respect to the [NOTES] and, thereafter, during the period that [NEW AGENT] holds any [NOTES] as principal but in no event subsequent to the expiration of 90 days following the Settlement Date with respect to the [NOTES].

         3. On the date hereof and on the Settlement Date, counsel to [NEW AGENT] shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of the [NOTES] as contemplated herein and in the Terms Agreement and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, set forth or incorporated herein or in the Terms Agreement; and all proceedings taken by the Company in connection with the issuance and sale of the [NOTES] as contemplated herein and in the Terms Agreement shall be satisfactory in form and substance to [NEW AGENT] and to its counsel.

                 If any condition set forth or incorporated herein or in the Terms Agreement shall not have been fulfilled when and as required to be fulfilled and has not been waived prior to the Settlement Date, this Agreement and the Terms Agreement may be terminated by [NEW AGENT] by notice to the Company at any time and any such termination shall be without liability of any party to any other party, except that the provisions concerning payment of expenses under Section 10 of the Distribution Agreement, the indemnity and contribution agreements set forth in Sections 8 and 9 thereof, the provisions concerning the representations, warranties and agreements to survive delivery of Section 11 thereof and the provisions set forth under "Parties" of Section 15 thereof shall remain in effect.

         4. The Company shall provide each Original Agent with a copy of this Agreement promptly following the execution hereof.

         5. This Agreement and all the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State. Any suit, action or proceeding brought by the Company against [NEW AGENT] in connection with or arising under this Agreement shall be brought solely in the state or federal court of appropriate jurisdiction located in the Borough of Manhattan, the City of New York.

         6. All notices, requests and consents hereunder shall be in writing, either delivered by hand, by mail (first-class registered mail or certified mail, postage prepaid) or by telex, telecopy or telegram, and any such notice shall be effective when received at the address set forth below.


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                 a.       If to Company:

                          Coca-Cola Enterprises Inc.
                          2500 Windy Ridge Parkway
                          Atlanta, Georgia 30339

                          Attention:   Vicki G. Roman
                                       Vice President and Treasurer

                 b.       If to Lehman Brothers:

                          Shearson Lehman Brothers Inc.
                          World Financial Center
                          American Express Tower
                          9th Floor
                          New York, New York 10285

                          Attention:   Medium Term Note Department

                 c.       If to Salomon Brothers:

                          Salomon Brothers Inc
                          Seven World Trade Center
                          31st Floor
                          New York, New York 10048

                          Attention:  Medium Term Note Group

                 d.       If to [NEW AGENT]

                          [name]
                          [address]

                          Attention:____________________________

or as to any party hereto, at such address or other address, as applicable, as shall be notified by such party to the other parties.

         7. This Agreement may be executed in several counterparts, each of which shall be deemed an original hereof.





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         IN WITNESS WHEREOF, each of the parties hereto has caused this
Agreement to be duly executed and delivered as of the date and year first above written.


                                       COCA-COLA ENTERPRISES INC.


                                       By:
                                          ---------------------------------
                                       Name:
                                       Title:


                                       [NEW AGENT]


                                       By:
                                          ---------------------------------
                                       Name:
                                       Title:






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